EXHIBIT 10.2

AMENDMENT TO ORLEANS HOMEBUILDERS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of December 4, 2008 or such other date or dates as specified herein

WHEREAS, the Board of Directors (the “Board”) of Orleans Homebuilders, Inc. (the “Company”) has determined that it is appropriate to amend the Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan (the “Plan”) in order to clarify the manner in which years of participation are to be calculated for certain purposes and to modify the manner in which certain benefit accruals are determined; and

WHEREAS, the Company has the right, pursuant to Section 10 of the Plan, to amend the Plan, subject to certain limitations not applicable here;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      A new Section 2.26 is hereby added to the Plan (and Sections 2.26 and 2.27 of the Plan are hereby redesignated as Sections 2.27 and 2.28, respectively) in order to clarify the vesting provisions of the Plan as originally intended, to read:

“2.26                     “Year of Participation,” as that phrase is used in the Plan, whether or not capitalized, means each year of actual participation in the Plan, measured in all cases by taking into accounts only those periods during which the Participant was designated as a Participant, which cannot, therefore, commence prior to September 1, 2005, the Effective Date of the Plan, an shall be interpreted so that the earliest date as of which a Participant can be credited with five (5) Years of Participation shall be September 1, 2010.”

2.                                      In all other respects, the Plan shall remain in full force and effect.

ORLEANS HOMEBUILDERS, INC.

By:	/s/ MICHAEL T. VESEY